UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 3, 2024
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

On February 3, 2024, the Board of Directors (the “Board”) of Oportun Financial Corporation (the “Company”) approved an increase in the number of directors on the Board from seven to nine and appointed Mr. Carlos Minetti and Mr. Mohit Daswani to serve as members of the Board. Mr. Minetti will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2025 and was appointed to the Credit Risk and Finance Committee and the Nominating, Governance and Social Responsibility Committee. Mr. Daswani will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2026 and was appointed to the Audit and Risk Committee and the Compensation and Leadership Committee.

Mr. Minetti was the Executive Vice President, President - Consumer Banking for Discover Financial Services (“Discover”), a role he held from February 2014 to September 2023. Previously, he served as Executive Vice President, President - Consumer Banking and Operations from 2010 to 2014, Executive Vice President, Cardmember Services and Consumer Banking from 2007 to 2010, and Executive Vice President for Cardmember Services and Chief Risk Officer from 2001 to 2007. Prior to joining Discover, Mr. Minetti worked in card operations and risk management for American Express Company from 1987 to 2000, where he last served as Senior Vice President. Mr. Minetti currently serves as a member of the board of directors of Trustmark Mutual Holding Company, the Better Business Bureau of Chicago and Northern Illinois, and the Ann & Robert H. Lurie Children's Hospital of Chicago Foundation. He was a member of the board of directors of Discover Bank from 2001 to 2023. Mr. Minetti holds a Bachelor’s degree in Industrial Engineering from Texas A&M University and an M.B.A. from the Booth School of Business at The University of Chicago.

Mohit Daswani currently serves as the Chief Financial Officer of ThoughtSpot, Inc., an AI-enabled business analytics company. Prior to joining ThoughtSpot in January 2020, Mr. Daswani was the Head of Strategy and Finance at Square, Inc. from 2017 to 2019. He previously held leadership roles in Corporate Development and Finance at PayPal, Inc., from 2013 to 2017, and was a private equity investor in the financial services, healthcare, and IT industries as a Principal at JMI Equity from 2008 to 2012, a Principal at FTV Capital from 2004 to 2008, and previously at JP Morgan Partners from 1997 through 2004 and before that at J.P. Morgan Chase & Co. from 1995 to 1997. Mr. Daswani is also an advisory Board Member of Centana Growth Partners since 2018. Mr. Daswani holds a Bachelor’s degree in Economics from Columbia University and an M.B.A. from the Harvard Business School.

Each of Messrs. Minetti and Daswani is entitled to cash and equity compensation for service on the Board in accordance with the Company’s non-employee director compensation policy as described under “Non-employee Director Compensation” in the Company’s proxy statement filed April 27, 2023. Consistent with the Company’s standard non-employee director annual equity award, each of Messrs. Minetti and Daswani will be granted a restricted stock unit award, under the Company’s 2019 Equity Incentive Plan, having a value equal to $125,000, prorated from the date of appointment to the Board in an amount of $41,096 (the “Initial Award”). The Initial Award will vest in two equal installments such that it will be fully vested on the earlier of June 6, 2024, or the date immediately preceding the 2024 annual stockholders meeting, subject to the applicable director’s continued service on the Board on each vesting date.

Each of Messrs. Minetti and Daswani will also enter into the Company’s standard form of indemnity agreement, which has been previously filed with the Securities and Exchange Commission.

There are no arrangements or understandings between Messrs. Minetti or Daswani and any other person pursuant to which either was selected as a director. There are no family relationships between Messrs. Minetti or Daswani and any director or executive officer of the Company, and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the foregoing appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
99.1	Press Release dated February 5, 2024.
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	February 5, 2024	By:	/s/ Kathleen Layton
Kathleen Layton
Chief Legal Officer